EXHIBIT 99.1


                                  NEWS RELEASE

                                                               Company Contacts:
                                       Investors: Frank Hopkins or Chris Paulsen
                                      Media and Public Affairs:   Susan Spratlen
                                                                  (972) 444-9001


                   Pioneer Declares Dividend on Common Shares

Dallas, Texas, February 17, 2005 -- Pioneer Natural Resources Company (NYSE:PXD) announced today that its board of directors declared a semiannual cash dividend of $0.10 per share on Pioneer's outstanding common stock. As per Pioneer's usual schedule, the dividend is payable April 15, 2005 to stockholders of record at the close of business on March 31, 2005.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Argentina, Canada, Equatorial Guinea, South Africa and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.



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